Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE

Dated as of                     , 2018

between

CONIFER HOLDINGS, INC.,

as Issuer,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

to

Indenture

Dated as of                     , 2018

    % Senior Unsecured Notes due 20

i

This FIRST SUPPLEMENTAL INDENTURE, dated as of                     , 2018 (this “First Supplemental Indenture”), between Conifer Holdings, Inc., a Michigan corporation (the “Company”), and Wilmington Trust, National Association, as trustee (the “Trustee”), supplementing the Indenture, dated as of                     , 2018 (the “Original Indenture”), between the Company and the Trustee.

RECITALS

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide for the future issuance of the Company’s senior unsecured notes (the “Notes”), to be issued from time to time in one or more series as might be determined by the Company under the Original Indenture:

WHEREAS, pursuant to the terms of the Original Indenture and this First Supplemental Indenture (together, the “Indenture”), the Company desires to provide for the establishment of a new series of Notes to be known as the     % Senior Unsecured Notes due                     , 20     (the “Senior Notes”), the form and substance of such Senior Notes, and the terms, provisions and conditions thereof to be set forth herein as provided in the Indenture;

WHEREAS, the Company has requested that the Trustee, in respect to the Senior Notes, execute and deliver this First Supplemental Indenture in such capacity; and

WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the purchase and acceptance of the Senior Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Senior Notes, and the terms, provisions and conditions thereof, the parties hereto hereby agree as follows:

ARTICLE I

SENIOR NOTES

SECTION 1.01 Definitions.

Unless the context otherwise requires or unless otherwise set forth herein:

(a) a term not defined herein that is defined in the Original Indenture has the same meaning when used in this First Supplemental Indenture;

(b) the definition of any term in this First Supplemental Indenture that is also defined in the Original Indenture shall for the purposes of this First Supplemental Indenture supersede the definition of such term in the Original Indenture;

(c) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(d) the definition of a term in this First Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Original Indenture insofar as the use or effect of such term in the Original Indenture, as previously defined, is concerned;

(e) the singular includes the plural and vice versa;

(f) headings are for convenience of reference only and do not affect interpretation; and

(g) the following terms have the meanings given to them in this Section 1.01(g):

“Final Stated Maturity” means                     , 20    .

“Interest Payment Date” means             ,         ,     and              of each year, commencing                     , 2018.

“Original Issue Date” means                     , 2018.

“Redemption Date” means the date fixed for the redemption of the Senior Notes by or pursuant to the Indenture.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the preceding             ,         ,      and             , as the case may be (whether or not a Business Day).

SECTION 1.02 Establishment.

(a) There is hereby established a new series of Notes to be issued under the Indenture, to be designated as the Company’s     % Senior Unsecured Notes due             .

(b) There are to be authenticated and delivered the Senior Notes, initially limited in aggregate principal amount to $             (         units of $25 each), and no further Senior Notes shall be authenticated and delivered except as provided by Sections 2.04, 3.06, 3.07, 3.10 or 11.04 of the Original Indenture; provided, however, that the aggregate principal amount of the Senior Notes may be increased in the future with no limit, without the consent of the holders of the Senior Notes, on the same terms and with the same CUSIP and ISIN numbers as the Senior Notes (except that if any such additional Senior Notes are not fungible with the Senior Notes initially issued hereunder for U.S. federal income tax purposes or U.S. securities law purposes, such additional Senior Notes shall have a separate CUSIP number), except for the issue price, Original Issue Date and, if applicable, the first Interest Payment Date and the initial interest accrual date, provided that no Event of Default with respect to the Senior Notes shall have occurred and be continuing. The Senior Notes shall be issued in fully registered form.

(c) The Senior Notes shall be issued in the form of one or more Global Notes, registered in the name of the Depository (as defined below) or its nominee. Each Global Note and the Trustee’s Certificate of Authentication thereof shall be in substantially the form set forth in Exhibit A hereto. The initial depository with respect to the Senior Notes shall be The Depository Trust Company, New York, New York (the “Depository”).

Each Senior Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 1.03 Payment of Principal and Interest.

(a) The principal of the Senior Notes shall be due at Final Stated Maturity. The unpaid principal amount of the Senior Notes shall bear interest at the rate of     % per year until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date, commencing                     , 2018, to the Person in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Final Stated Maturity or upon redemption will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 3.08 of the Original Indenture.

(b) Payments of interest on the Senior Notes will include interest accrued from the most recent date to which interest has been paid (or the Original Issue Date if no interest has been paid) to but excluding the respective Interest Payment Dates. Interest payments for the Senior Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

(c) In the event that any date on which interest is payable on the Senior Notes is not a Business Day (including the Redemption Date), then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

(d) The Trustee is hereby designated as paying agent for the Senior Notes and all payments of the principal of, and premium, if any, and interest due on the Senior Notes with respect to such principal on the Final Stated Maturity or upon redemption will be made upon surrender of the Senior Notes at the Corporate Trust Office of the Trustee in the United States.

(e) The principal of, and premium, if any, and interest due on the Senior Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable and subject, in the case of a Global Note, to the applicable procedures of the Depository, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States of America as may be designated in writing to the Trustee; provided, however, that with respect to all payments of principal and interest with respect to a Senior Note owned by a Person who owns at least $5,000,000 aggregate principal amount of Senior Notes, the Company shall provide at least 10 Business Days prior written notice of any payment by wire transfer to such Person.

SECTION 1.04 Denominations.

The Senior Notes may be issued in minimum denominations of $25, or any integral multiples of $25 in excess thereof or in units, each representing $25.

SECTION 1.05 Global Notes.

(a) Except under the limited circumstances described below, Senior Notes represented by Global Notes will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in definitive form. The Global Notes described above may not be transferred except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or to a successor Depository or its nominee.

(b) Except as otherwise provided in this First Supplemental Indenture, owners of beneficial interests in such Global Notes will not be considered the holders thereof for any purpose under the Indenture, and no Global Note representing a Senior Note shall be exchangeable, except for another Global Note of like denomination and to be registered in the name of the Depository or its nominee or to a successor Depository or its nominee. The rights of holders of such Global Notes shall be exercised only through the Depository.

(c) A Global Note shall be exchangeable in whole or, from time to time, in part for Senior Notes in definitive registered form only as provided in the Indenture. If (i) at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Senior Notes or if at any time the Depository shall no longer be registered or in good standing as a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, at such time as the Depository is required to be so registered and the Depository so notifies the Company and, in each case, the Company does not appoint a successor Depository within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, (ii) any Event of Default or Default has occurred and is continuing with respect to the Senior Notes or (iii) subject to the applicable procedures of the Depository, the Company in its sole discretion determines that the Senior Notes shall be exchangeable for Senior Notes in definitive registered form and executes and, in each case, delivers to the Note Registrar a written order of the Company providing that the Senior Notes shall be so exchangeable, the Senior Notes shall be exchangeable for Senior Notes in definitive registered form, provided that the definitive Senior Notes so issued in exchange for the Senior Notes shall be in minimum denominations of $25, or any integral multiples of $25 in excess thereof (or in units, each unit representing $25), and be of like aggregate principal amount and tenor as the portion of the Senior Notes to be exchanged. Except as provided herein, owners of beneficial interests in the Senior Notes will not be entitled to have Senior Notes registered in their names, will not receive or be entitled to physical delivery of Senior Notes in definitive registered form and will not be considered the holders thereof for any purpose under the Indenture. None of the Company, the Trustee, any paying agent, the Note Registrar or any of their agents shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Senior Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Any Global Note that is exchangeable pursuant to this Section 1.05(c) shall be exchangeable for Senior Notes registered in such names as the Depository shall direct.

SECTION 1.06 Transfer.

The Trustee is hereby designated as Note Registrar for the Senior Notes. No service charge will be made for any registration of transfer or exchange of Senior Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

SECTION 1.07 Defeasance.

The provisions of Sections 13.01 and 13.02 of the Original Indenture will apply to the Senior Notes.

SECTION 1.08 Redemption at the Option of the Company.

(a) Subject to Article 4 of the Original Indenture, at any time and from time to time on                     , 20    , or on any Interest Payment Date thereafter, the Senior Notes will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(b) If less than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes or portions of the Senior Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Senior Notes and portions of Senior Notes in minimum amounts of $25 and integral multiples of $25 in excess thereof and shall thereafter promptly notify the Company in writing of the number of Senior Notes to be redeemed, in whole or in part; provided that if the Senior Notes are represented by one or more Global Notes, interests in such Global Notes shall be selected for redemption by the Depository in accordance with its applicable procedures therefor.

SECTION 1.09 No Sinking Fund or Repurchase at the Option of Holders.

The Senior Notes shall not be entitled to any sinking fund. The Company will not be obligated to redeem or repurchase any Senior Notes at the option of the Holders.

SECTION 1.10 No Conversion or Exchange Rights.

The Senior Notes shall not be convertible into or exchangeable for any other securities or property of the Company or any Subsidiary of the Company.

SECTION 1.11 Material Subsidiaries.

(a) Subject to Section 1.10(c), the Company shall not:

(i)

directly or indirectly, sell, assign, pledge, transfer or otherwise dispose, and shall not permit any of its subsidiaries to, directly or indirectly, sell, pledge, assign, transfer or otherwise dispose of, shares of voting capital stock, or securities convertible into voting stock, or options, warrants or rights to subscribe for or purchase voting capital stock of a Material Subsidiary; or

(ii)

permit a Material Subsidiary to issue, sell or otherwise dispose of any shares of its voting capital stock or securities convertible into its voting capital stock or options, warrants or rights to subscribe for or purchase its voting capital stock, unless the Company will own, directly or indirectly, at least 90% of the issued and outstanding voting stock of the Material Subsidiary after giving effect to such transaction; provided that this Section 1.10(a)(ii) shall not apply to a transaction subject to the provisions of Article 12 of the Original Indenture.

(b) Subject to Section 1.10(c) below, the Company shall not permit any Material Subsidiary to:

(i)

merge or consolidate with or into any corporation or other Person, unless such Material Subsidiary is the surviving corporation or Person, or unless the Company will own, directly or indirectly, at least 90% of the surviving corporation’s issued and outstanding voting stock;

(ii)

lease, sell, assign or transfer all or substantially all of its properties and assets to any corporation or other Person (other than the Company), unless the Company will own, directly or indirectly, at least 90% of the issued and outstanding voting stock of that corporation or other Person; or

(iii)

pay any dividend in a Material Subsidiary’s voting capital stock or make any other distribution in its voting capital stock, other than to the Company or its other Subsidiaries, unless the Material Subsidiary to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal and any premium and interest of the Senior Notes.

(c) Notwithstanding Section 1.10(a) and (b), the Company may agree to any merger or consolidation or sale, lease, assignment, pledge or transfer of securities, properties or assets of or with respect to a Material Subsidiary if: (i) required by law and such lease, sale, assignment or transfer of securities is made to any Person for the purpose of the qualification of such Person to serve as a director; (ii) such lease, sale, assignment or transfer of securities is made by the Company or any of its Subsidiaries acting in a fiduciary capacity for any Person other than the Company or any of its Subsidiaries; (iii) made in connection with the consolidation of the Company with or the sale, lease or conveyance of all or substantially all of the assets of the Company to, or merger of the Company with or into, any other Person (which transaction will be subject to the provisions of Article 12 of the Original Indenture); or (iv) it is required as a condition imposed by any law or any rule, regulation or order of any governmental agency or authority to the acquisition by the Company of another entity; provided that in the case of (iv) only, after giving effect to such acquisition, (A) at least 90% of the issued and outstanding voting stock of such entity will be owned, directly or indirectly, by the Company and (B) the Company’s consolidated assets will be at least equal to 70% of its consolidated assets prior to the acquisition; provided that the foregoing shall not prohibit the Company or a Material Subsidiary from pledging any assets to secure borrowings incurred in the ordinary course of business.

(d) The Company shall not, and it shall not permit any of its subsidiaries to, incur debt for borrowed money, commitments for the extension of debt for borrowed money or other obligations in excess of the greater of (i) $10,000,000 and (ii) 10% of shareholders’ equity as reported in the most recent consolidated financial statements of the Company filed with the U.S. Securities and Exchange Commission, in each case in the aggregate, which is secured by any shares of voting stock of a Material Subsidiary (or securities convertible into, or options. warrants or rights to subscribe for or purchase shares of that voting stock) without making effective provision for securing the Senior Notes equally and ratably with that secured debt; provided, however, that this Section 1.10(d) shall not apply to the extent that the Company continues to own, directly or indirectly, at least 90% of the issued and outstanding voting stock of each Material Subsidiary (treating that encumbrance as a transfer of those shares to the secured party); provided, further, that this Section 1.10(d) shall not apply with respect to any (i) pledge, encumbrance or lien to secure the Company’s indebtedness or the indebtedness of a Subsidiary as part of the purchase price of such shares of voting stock, or incurred prior to at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof; (ii) lien for taxes, assessments or other government charges or levies (A) which are not yet due or payable without penalty, (B) which the Company is contesting in good faith by appropriate proceedings so long as the Company has set aside on its books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles or (C) which secure obligations of less than $500,000 in amount; or (iii) lien of any judgment, if that judgment (X) is discharged or stayed on appeal or otherwise, within 90 days, (Y) is currently being contested in good faith by appropriate proceedings so long as the Company has set aside on its books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles or (Z) involves claims of less than $500,000.

ARTICLE II

MISCELLANEOUS PROVISIONS

This First Supplemental Indenture will become effective upon its execution and delivery.

SECTION 2.01 Senior Notes Unaffected by Other Supplemental Indentures.

To the extent the terms of the Original Indenture are amended by any other supplemental indentures, no such amendment shall relate or apply to the Senior Notes. To the extent the terms of the Original Indenture are amended as provided herein, no such amendment shall in any way affect the terms of any such other supplemental indenture or any other series of Notes. This First Supplemental Indenture shall relate and apply solely to the Senior Notes.

SECTION 2.02 Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture or the Senior Notes.

SECTION 2.03 Ratification and Incorporation of Original Indenture.

As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2.04 Governing Law.

This First Supplemental Indenture shall for all purposes be construed in accordance with and governed by the laws of the State of New York. EACH OF THE COMPANY, THE TRUSTEE, AND THE HOLDERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 2.05 Separability.

In case any one or more of the provisions contained in this First Supplemental Indenture or in the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Senior Notes, but this First Supplemental Indenture and the Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 2.06 Executed in Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (e.g., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (e.g., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes.

SECTION 2.07 Benefits of this First Supplemental Indenture.

Nothing in this First Supplemental Indenture or in the Senior Notes, express or implied, shall give to any Person, other than the parties hereto, any Note Registrar and their successors under the Indenture, and the Persons in whose names the Notes are registered from time to time, any benefit or any legal or equitable right, remedy or claim under the Original Indenture or this First Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

CONIFER HOLDINGS. INC., as Issuer

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT A

FORM OF         % SENIOR UNSECURED NOTE DUE

A-1